Exhibit 10.1

ADVISORY BOARD AGREEMENT

THIS ADVISORY BOARD AGREEMENT (this “Agreement”) is made and entered into as of the date first set forth below (the “Effective Date”), by and between Pacific Blue Energy Corp., a Nevada corporation (the “Company”), and George Sagredos, an individual (the “Advisor”).

RECITALS

WHEREAS, the Company desires to retain the Advisor for its Advisory Board (the “Advisory Board”); and,

WHEREAS, the Advisor is willing to serve on the Advisory Board of the Company upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and obligations set forth in this Agreement, and any compensation paid to the Advisor for duties performed as provided for in this Agreement, the parties, intending to be legally bound hereby, agree as follows:

SECTION 1

DURATION OF AGREEMENT

1.1

TERM. The Company hereby retains the Advisor to serve on its Advisory Board for a term of one (1) year which shall be automatically renewed for a term of one (1) year, or until the Advisor is removed by the Board of Directors of the Company (the “Board”) or until the Advisor resigns.

SECTION 2

DUTIES

2.1

DUTIES. The Advisor shall perform those functions generally performed by persons of such title and position, shall attend all meetings of the Advisory Board and shall perform any and all related duties and shall have any and all powers as may be prescribed by resolution approved by the Board, and shall be available to confer and consult with and advise the officers and directors of the Company at such times that may be required by the Company (the “Duties”).

SECTION 3

COMPENSATION

3.1

COMPENSATION. In consideration of the Advisor’s performance of the Duties, the Company will pay the Advisor a fee of 10,000 shares of its common stock payable upon execution of this Agreement. If the Advisor receives shares of the Company's common stock, such will be “restricted” as that term is defined in Rule 144 adopted under the Securities Act of 1933, as amended (the “Securities Act”). Under Rule 144, the period of restriction is generally one year. The Corporation will issue the common stock under an appropriate exemption from the registration requirements of the Securities Act, including but not limited to the statutory exemption under Section 4(2) of the Securities Act, and Rule 506 adopted there under, and Regulation S.

3.2

RESTRICTIONS ON TRANSFER OF SHARES. The Advisor understands and agrees that he shall be bound any state or federal securities laws applicable to the ownership or transfer of such Common Stock. Advisor also understands and agrees the compensation referred to in this Section 3 shall be his sole and exclusive compensation for the Duties to be rendered under this Agreement.

3.3

FOREIGN MEMBERS OF ADVISORY BOARD. If the Advisor is not a citizen of the U.S., the Advisor must represent to the Company that the Advisor is satisfied as to the full observance of the laws of the Advisor’s jurisdiction in connection with any invitation to subscribe for the shares or, including: (i) the legal requirements with the Advisor’s jurisdiction for the purchase of the shares; (ii) any foreign exchange restrictions applicable to such transfer; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the shares. The Advisor’s ownership of the shares will not violate any applicable securities or other laws of the Advisor’s jurisdiction.

3.4

ADDITIONAL REQUIRED REPRESENTATIONS. Advisor, who is not a “U.S. Person” (as defined below), represents and warrants to the Company that:

(a)

Not a U.S. Person. The Advisor is not a “U.S. Person” as that term is defined in Rule 902 of Regulation S of the Securities Act (“Regulation S”).

(b)

No Directed Selling Efforts. The Advisor and/or any person acting on his behalf have not engaged and will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Common Stock.

(c)

Purchase for Own Account. The Advisor is not receiving the Common Stock for the account of or benefit of a U.S. Person.

SECTION 4

PROPRIETARY RIGHTS

4.1

CONFIDENTIAL INFORMATION. The Company may disclose or may have previously disclosed to the Advisor, or the Advisor may obtain access to, develop, or create, proprietary and confidential information or material concerning or related to the Company’s research and development, products and/or services, or to the Company's marketing processes, servicing, existing products, or general business operations. Such information or material may include, but is not limited to, the discovery, invention, research and development, improvement, manufacture, or sale of the products or services (including, without limitation, information created, discovered or developed by the Advisor, or made known to the Advisor during the term of this Agreement or arising out of the Advisor's performance of the Duties hereunder), or the Company’s trade secrets, processes, formulas, data, know-how, software, documentation, program files, flowcharts, drawings, software diagnostic techniques and other techniques, source and object code, standards, specifications, improvements, inventions, customer information, accounting data, statistical data, research projects, development and marketing plans, strategies, forecasts, computer programs, customer lists, sales, costs, profits, and pricing methods and organizations, employee lists, compensation plans (collectively, the “Information”). The Advisor acknowledges the confidential and secret character of the Information and agrees that the Information is the sole, exclusive, and extremely valuable property of the Company. Accordingly, the Advisor agrees not to reproduce any of the Information without the Company’s prior written consent, not to use the Information except in the ordinary course of performance of this Agreement, and not to divulge all or any part of the Information to any third party, either during or after the term of this Agreement.

4.2

PERMITTED DISCLOSURE. Paragraph 4.1 shall not be applicable if and to the extent that the Advisor is required to testify in a legislative, judicial or regulatory proceeding, or before any state or local legislature, a judge, or an administrative law judge, provided that the Advisor shall give Company prompt written advance notice of any such required testimony, shall provide reasonable assistance to the Company in maintaining the confidential status of such Information, and shall only disclose such Information as is absolutely necessary and required in any of the above proceedings. Confidential Information shall not include any information to the extent such information is or becomes known to the public through no disclosure or other act or omission, direct or indirect, of the Advisor. Information shall not be deemed to be available to the general public for the purposes of this Agreement (a) merely because it is embraced by more general information in the prior possession of the Advisor or of others, or (b) merely because it is expressed in public literature in general terms not specifically in accordance with the Information.

4.3

OBLIGATIONS OF ADVISOR. The Advisor shall hold and maintain the Information in strictest confidence and for the sole and exclusive benefit of the Company. The Advisor shall carefully restrict access to the Information and shall not provide the Information to employees, contractors or any other third parties without the prior written consent of the Company, and only then shall such disclosure be made pursuant to a confidential disclosure agreement whose terms are at least as restrictive as the terms of this Agreement. The Advisor shall not, without the prior written approval of the Company, use the Information for his own benefit, publish, copy, or otherwise disclose the Information to others, or permit the use of Information by others for their benefit or to the detriment of the Company. The Advisor shall return to the Company any and all records, notes and other written tangible materials in his possession that relate to the Information upon termination of this Agreement or upon request of the Company.

4.4

PROTECTED WORKS. Any and all ideas, inventions, formulas, source codes, object codes, techniques, processes, concepts, systems, programs, software, software integration techniques, hardware systems, schematics, flow charts, computer data bases, client lists, trademarks, service marks, brand names, trade names, compilations, documents, data, notes, designs, drawings, technical data and/or training materials, including improvements thereto or derivatives therefrom, whether or not patentable, or subject to copyright or trademark or trade secret protection, developed and produced by the Advisor pursuant to this Agreement or other agreements between the Advisor and the Company and used or intended for use by or on behalf of the Company, or the Company’s clients (collectively, the “Protected Works”) are the sole and exclusive property of the Company. Protected Works does not include an invention that the Advisor developed entirely on his own time without using the Company’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by the Advisor for the Company.

4.5

 OWNERSHIP AND ASSIGNMENT OF PROTECTED WORKS. The Advisor agrees that any and all Protected Works developed by the Advisor during his term of service under this Agreement or other agreements with the Company are the sole and exclusive property of the Company, and that no compensation in addition to the amounts set forth in this Agreement is due to the Advisor for development or transfer of such Protected Works. The Advisor hereby assigns and agrees to assign all of his respective rights, title and interest in Protected Works, including all patents or patent applications, and all copyrights therein, to the Company. The Advisor further agrees at the Company’s request and without further consideration, but at the expense of the Company, that the Advisor will communicate to the Company any facts known to the Advisor and testify in any legal proceedings, sign all lawful papers, make all rightful oaths, execute all divisional, continuing, continuation-in-part, or reissue applications, all assignments, all registration applications and all other instruments or papers to carry into full force and effect, the assignment, transfer and conveyance hereby made or intended to be made and generally do everything possible for title to the Protected Works and all patents or copyrights or trademarks or service marks therein to be clearly and exclusively held by the Company. The Advisor agrees that he will not apply for any state, federal, or other jurisdiction’s registration of rights in any of the Protected Works and that he will not oppose or object in any way to applications for registration of same by the Company or others designated by the Company. The Advisor agrees to exercise reasonable care to avoid making the Protected Works available to any third party. The Advisor also agrees that he shall be liable to the Company for all damages, including reasonable attorneys’ fees and other expenses of litigation, if the Protected Works are made available to third parties in any manner by the Advisor without the express written consent of the Company. The Advisor additionally agrees to the following:

(a)

To disclose and describe to the Company, within fifteen (15) days after their creation, (i) all inventions, ideas, copyrightable works, databases, data and other Protected Works, as defined in Section 4.4 above, which are created by the Advisor, either alone or with others, during the Advisor’s term of service, or in connection with the formation of the Company, and (ii) all Protected Works which are based in whole or in part upon any Information and are created by Advisor, either alone or with others, within one (1) year after the Advisor’s leaving the Company’s employ; and

(b)

There is no other contract or duty on the Advisor’s part now in existence to assign Protected Works to anyone other than the Company. The Advisor will not disclose or induce the Company to use any Confidential Information or material that the Advisor is now or shall become aware of which belongs to anyone other than the Company. The Advisor will not engage in any consulting, or other activity in any business competitive with the Company’s business as presently conducted or as conducted at any future time during the term of employment.

4.6

TIME LIMITS. The non-disclosure and non-use provisions of this Agreement shall survive its termination and the Advisor’s duty to hold the Information in confidence shall remain in permanent effect until the Information no longer qualifies as a trade secret or other confidential information of Company or until Company sends Advisor written notice releasing Advisor from the non-disclosure and non-use obligations of this Agreement, whichever shall occur first.

4.7

NON-SOLICITATION. Protection of the Information described in Section 4.1 above is critical to the success of the Company, and thus, in order to protect the Information of the Company, commencing on the execution of this Agreement, and continuing for a period of one (1) year after this Agreement is terminated by either party, the Advisor will not, directly or indirectly, alone or in concert with others, induce or attempt to induce any person who at the time of such inducement is an employee of the Company or its subsidiaries to perform work or services for any other person or entity other than the Company.

4.8

SAVINGS CLAUSE. If any restriction set forth in Sections 4.5 or 4.6 above is held to be unreasonable, then the Advisor agrees, and hereby submits, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

4.9

INJUNCTIVE RELIEF. The Advisor expressly agrees that the covenants set forth in this Section 4 are reasonable and necessary to protect the Company and its legitimate business interests, and to prevent the unauthorized dissemination of the Information to competitors of the Company. The Advisor also agrees that the Company will be irreparably harmed and that damages alone cannot adequately compensate the Company if there is a violation of Section 4 by the Advisor, and that injunctive relief against the Advisor is essential for the protection of the Company. Therefore, in the event of any such breach, it is agreed that, in addition to any other remedies available, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, plus attorneys’ fees actually incurred for the securing of such relief, and without the need to post a bond.

SECTION 5

RETURN OF COMPANY PROPERTY

5.1

RETURN OF PROPERTY. Upon the termination of this Agreement for any reason whatsoever, and earlier if requested by the Company, the Advisor agrees to end all further use and utilization of, and to immediately return to the Company, without limitation, the Information, copies of the technology, papers, drawings, tabulations, reports, computer programs, other documents or equipment, furnished by the Company or created or prepared by the Advisor, either alone or jointly with others, pursuant to the provisions or requirements of this Agreement, and any tools or facilities furnished by the Company to the Advisor.

SECTION 6

TERMINATION OF AGREEMENT

6.1

TERMINATION FOR ANY REASON. The parties agree that this Agreement may be terminated by either the Company or the Advisor at any time, for any reason, with or without cause, by giving thirty (30) days prior written notice to the other party.

6.2

TERMINATION UPON DEATH. This Agreement automatically shall terminate automatically upon the death of the Advisor and the continued vesting of shares issued as compensation the Advisor pursuant to this Agreement shall cease on the date of death. The representative of the Advisor’s estate and any beneficiaries of the estate shall be bound by the same agreements, rules, and restrictions regarding the transfer of shares as set forth in Section 3.2 above along with the Stockholder Agreement.

SECTION 7

DISPUTES

7.1

ARBITRATION. Except for disputes arising under Section 4 above of this Agreement which shall be governed by the rules set forth in Section 4.10 above, any and all disputes between the Advisor and the Company, or any of its employees, which arise out of the Duties or under the other terms of this Agreement shall be resolved through final and binding arbitration. This shall include, without limitation, disputes relating to this Agreement, the Advisor’s performance of Duties during the term hereof or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Advisor’s performance of Duties for the Company’s benefit or the termination of this Agreement. Binding arbitration will be conducted in Maricopa County, Arizona, before a single arbitrator, in accordance with the rules and regulations of the American Arbitration Association. Each party will split the cost of the arbitration filing and hearing fees, and the fees of the arbitrator. If either party employs attorneys to enforce any right arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, in arbitration or otherwise. The Advisor understands and agrees that the arbitration shall be instead of any civil litigation and that this means that he is waiving his right to a jury trial as to such claims. The parties further understand and agree that the arbitrator’s decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

SECTION 8

MISCELLANEOUS

8.1

INDEMNIFICATION. The Advisor agrees to take all reasonably necessary precautions to prevent injury to any persons (including employees of the Company) or damage to property (including the Company property) during the term of this Agreement and shall indemnify and hold the Company and its officers, agents, directors, and employees harmless against all claims, losses, expenses (including reasonable attorneys’ fees) and injuries to person or property (including death) resulting in any way, from any act, omission, or negligence on the part of the Advisor in the performance or failure to perform the Duties under this Agreement.

8.2

ASSIGNMENT. The Company shall have the right to assign, delegate, or transfer at any time, in whole or in part, any or all of the rights, duties, and interests herein granted with the prior written consent of the Advisor, which consent cannot be unreasonably withheld. The Advisor acknowledges that this is a personal service contract and agrees not to assign any rights or delegate any duties hereunder without the prior written consent of the Company.

8.3

GOVERNING LAW. This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall (with the exception of any applicable federal laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the State of Arizona, as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of Arizona.

8.4

NOTICES. All notices, responses, demands or other communication under this Agreement shall be in writing and shall be deemed to have been given when: (a) delivered by hand; (b) sent by facsimile (with receipt confirmed); or (c) received by the addressee as sent by express delivery service (receipt requested) in each case to the appropriate addresses and/or facsimile numbers as set forth on the signature page hereto, and as may be amended by the parties by notice to the other parties. Any communication sent to the Company shall be copied and such copy shall be sent to Carrillo Huettel, LLP 3033 Fifth Ave, Suite 201, San Diego, CA 92103.

8.5

AMENDMENT. Except as otherwise provided herein, this Agreement may be modified, amended, or any provision waived only by a written instrument signed by the Advisor and the Company.

8.6

NO RIGHT OR LICENSE. No express or implied licenses or other rights are provided to the Advisor under any patents, patent applications, trade secrets or other proprietary rights of the Company, now or in the future, including any further use of the Information other than for the express purposes of this Agreement.

8.7

ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and sets forth the entire understanding of the parties with respect to the subject matter hereof, supersede all prior agreements, covenants, arrangements, letters, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party, and may not be modified, amended or terminated by mutual consent except by a written agreement specifically referring to this Agreement signed by the parties hereto and any other party to be charged.

8.8

SURVIVAL. Sections 3.2, 4, 5, 8 and 9 shall survive the termination of this Agreement.

8.9

SEVERABILITY. In the event any one (1) or more of the provisions of this Agreement are unenforceable, the remainder of the Agreement will be unimpaired. Any unenforceable provision will be replaced by a mutually acceptable provision which comes closest to the intention of the parties at the time the original provision was agreed upon.

8.10

HEADINGS. The section and paragraph headings in this Agreement are for purposes of reference only.

8.11

WAIVER. Company’s failure at any time to require strict performance by Advisor of any of the provisions hereof shall not waive or diminish Company’s rights thereafter to demand strict compliance therewith or with any other provisions hereof. Waiver by Company of any default by Advisor shall not waive any other or similar default by Advisor.

8.12

CONFIDENTIALITY OF TERMS. Advisor and Company agree that no information concerning the terms of this Agreement may be disclosed to third-parties except as required by law.

8.13

COUNTERPARTS. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth below.

THE COMPANY

PACIFIC BLUE ENERGY CORP.

a Nevada corporation

By:

/s/ Joel Franklin

Date: August 10, 2010

Joel Franklin, President

Address: 1016 W. University Ave., Suite 218, Flagstaff, AZ 86001

THE ADVISOR

George Sagredos

By:

/s/ George Sagredos

Date: August 10, 2010

George Sagredos

Address: 17 Rue Du L’Annonciade, Monaco 98000